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              REORGANIZATION, LOCK-UP, PROXY AND RELEASE AGREEMENT
                                 (ALTERNATIVE 1)

        This Reorganization Lock-up Proxy and Release Agreement (the "AGREEMENT") is made and entered into as of January 1, 2004, by and between Smart Online, Inc., a Delaware corporation (the "CORPORATION"), and the undersigned stockholder of the Corporation ("STOCKHOLDER"). As used herein, the "Corporation" includes Smart Online, Inc. and any successor to substantially all of its business, whether by way of merger, asset sale or otherwise.

1.      STOCK ISSUANCE AND CAPITAL RAISING ROYALTY.

        (a) Effective immediately upon the later to occur (the "EFFECTIVE TIME") of (x) effectiveness of the Amendment of the Certificate of Incorporation set forth on SCHEDULE A attached hereto (the "AMENDMENT"), (y) effectiveness the conversion of all shares of Series A Preferred Stock of the Corporation into Common Stock at a rate of one share Common Stock for each share of Series A Preferred Stock converted and (z) the Corporation closing a Qualifying
Financing:

        (i) the Corporation shall issue to Stockholder as soon as practicable after the Effective Time one additional share of Common Stock for each share set forth next to the name of the Stockholder on the signature page of this Agreement ("ALTERNATIVE #1 SHARES") so that Stockholder will own two shares of Common Stock for each share of Series A Preferred Stock included in Alternative #1 Shares; and

        (ii) Stockholder shall have the right to receive for each "Alternative #1 Share" within ten (10) business days after the closing of any Covered Capital Raising Transaction. The Capital Raising Royalty is the amount derived by multiplying the Net Proceeds derived from Covered Capital Raising Transactions by the Applicable Royalty Rate and then multiplying the result by the Pro Rata Share of Stockholder.

        The Amendment shall not be filed with the Secretary of State of the State of Delaware until the closing of a Qualifying Financing. For purposes of determining when the Amendment can be filed and the Series A Preferred Stock converted, it shall be sufficient that the net proceeds and all signed documents in connection with the Qualifying Financing be held in escrow with the only condition to release being the filing of the Amendment and the conversion of the Series A Preferred Stock as contemplated above. Shares of Common Stock issuable pursuant to this Agreement or the conversion of the Series A Preferred Stock shall be deemed to be issued at the Effective Time of the Reorganization for all purposes of this Agreement notwithstanding that stock certificates are not issued until a later date. The term Reorganization shall mean the issuance of shares of Common Stock pursuant to this Agreement and pursuant to conversion of the Series A Preferred Stock.

        The Corporation is required to use the first $2,000,000 of net proceeds of a Qualifying Financing first to repay all outstanding indebtedness in full (subject to reduction by any concessions creditors are willing to make), but the Corporation shall not be required to use net proceeds to pay in full outstanding indebtedness to current and former employees and affiliates who sign standstill agreements providing for a grace period on the payment of outstanding indebtedness through December 31, 2003. In the event that the Corporation is unable to obtain standstill agreements from each current and former employee and affiliate to which the Corporation is currently indebted providing a grace period on the payment of outstanding indebtedness through December 31, 2004,

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then the aggregate amount of net proceeds for a Qualifying Financing shall be increased by the amount necessary to repay the debt of these employees and affiliates who have not signed standstill agreements. With respect to amounts owed to the Internal Revenue Service, net proceeds must be used to pay all taxes owed, but the Corporation may agree to make installment payments of interest and penalties on such basis as the Internal Revenue Service agrees. The Corporation shall satisfy this use of net proceeds if an amount of net proceeds required to pay the total indebtedness required to be paid hereunder is placed in escrow with the attorneys for the Corporation while the Corporation negotiates payments and releases with its creditors under escrow terms which prohibit use of escrowed funds for other purposes until the repayment of debt as described above. Until interest and penalties are determined by agreement with the Internal Revenue Service and are paid, the Corporation shall also maintain in such escrow 25% of the amount by which the net proceeds exceeds $2,000,000, such amount to be used to pay such interest and penalties.

        "COVERED CAPITAL RAISING TRANSACTION" means (i) any Qualifying Financing occurring on or before December 31, 2004 and (ii) any other transaction in which the Corporation receives cash or cash equivalents from the sale of capital stock or debt convertible into shares of capital stock (including any exercise during 2004 of warrants or options issued in connection with the sale of capital stock or convertible debt occurring on or after the Effective Time and on or before December 31, 2004), provided the sale occurs on or after the Effective Time and on or before December 31, 2004.

        "APPLICABLE ROYALTY RATE" means (i) 20% of Net Proceeds in excess of $5 million and up to $10 million, (ii) 30% of Net Proceeds in excess of Ten Million and up to $15 million and (iii) 40% of Net Proceeds in excess of $15 million and up to $20 million. In determining the forgoing dollar break points, all Net Proceeds received from any Covered Capital Raising Transaction shall be added together on a cumulative basis.

        "NET PROCEEDS" means all cash and cash equivalents received by the Corporation in Covered Capital Raising Transactions, less investment banking fees, commissions and expenses and financial consulting, legal, accounting, travel and other fees and expenses incurred in the process of selling the securities not to exceed ten percent of the cash and cash equivalents received in such Capital Raising Transactions ("Net Proceeds").

        "QUALIFYING FINANCING" means one or more sales by the Corporation of shares of its Common Stock for a purchase price of not less than an average of $1.30 per share for all shares issued in the financing (including shares issued to finders) and resulting in aggregate net proceeds (after deducting transaction expenses of up to 10% of money raised) of not less than $2,000,000, provided that (i) neither the number of shares sold nor the purchase price of such shares is subject to future adjustment (including any adjustment based on subsequent dilutive issuances or the Corporation's financial performance), (ii) neither the shares of Common Stock issued in such transaction(s) nor the purchasers of such shares of Common Stock are entitled to any liquidation preference, dividend rights or redemption right or any other right to receive greater economic benefits from ownership of their Common Stock than other holders of Common Stock, (it being understood that registration rights, Board voting or observer rights, first refusal rights, representations, warranties, indemnification and other similar contractual provisions do not disqualify this transaction from being a Qualifying Financing) or to any special voting or approval rights, except that the Corporation can agree (x) to elect a number of designees of the investors in a Qualifying Financing to its Board of Directors provided the


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number is not more than one third of the number of Directors constituting the whole Board; and (y) to restrictions on the use of proceeds if such restrictions are not inconsistent with this Agreement, and (iii) the Corporation agrees to use at least $2,000,000 of the net proceeds from such financing to repay its outstanding indebtedness.

        "PRO RATA SHARE" of Stockholder for purposes of calculating the Capital Raising Royalty means the percentage derived by dividing (i) the number of Reorganization Shares of Stockholder, by (ii) the aggregate number of Reorganization Shares of all stockholders of the Corporation who sign agreements with the Corporation requiring the Corporation to pay a Capital Raising Royalty.

        "REORGANIZATION SHARES" means shares of Series A Preferred Stock owned by any stockholder of the Corporation who has signed any agreement requiring the Corporation to pay any Capital Raising Royalty.

        (c) The Corporation shall have the right to require Stockholder to provide the following as a condition to Stockholder receiving any Alternative One Shares or the Corporation making any payment required by this Agreement:

        (i) the certificate representing shares of Series A Preferred Stock of Stockholder; and

        (ii) a stock power signed by Stockholder in form and substance acceptable to the Corporation.

        (d)     Stockholder hereby represents and warrants to the Corporation:

        (i) Stockholder is the sole owner of the number of Series A Preferred Stock set forth on the signature page to this Agreement (the "Covered Preferred Shares") with full power to execute, deliver and perform this Agreement, and no consent or approval of any person or entity is required to execute, deliver and perform this Agreement;

        (ii) There are no liens or other encumbrances on the Covered Preferred Shares;

        (iii) Execution, delivery and performance of this Agreement by Stockholder does not violate any agreement the Stockholder has with any other person or entity;

        (iv) All action required to authorize execution, delivery and performance of this Agreement by Stockholder has been taken; and

        (v) Stockholder has reviewed the attached Business Plan dated December 2003 provided by the Corporation, fully understands the same and the Corporation has afforded the Stockholder the opportunity to ask any questions Stockholder desires to ask.

2.      APPOINTMENT OF PROXY.

        (a) The undersigned Stockholder hereby irrevocably constitutes and appoints Michael Nouri attorney and proxy with full power of substitution to act and vote all the shares of the Corporation held by the undersigned in connection with any meeting or written consent of the stockholders of the Corporation to approve the matters described below, and at any adjournment or adjournments thereof, provided such stockholders meeting is held, or written consent is circulated, on


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or before April 30, 2004. The undersigned hereby directs this proxy to be voted solely with respect to the following matters:

        (i) For approval of the Amendment to the Certificate of Incorporation in the form attached on Schedule A to this Agreement (the "Amendment").

        (ii) For approval of the conversion of all shares of Series A Preferred Stock of the Corporation into Common Stock as provided in the Amendment.

        (b) This proxy is given to induce the Corporation to enter into this Agreement, it being agreed by the undersigned Stockholder that entering into this Agreement causes the appointment of the named proxy to be coupled with an interest.

        (c) In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, Stockholder should be entitled to new or additional or different shares of stock or securities, such new or substitute shares or securities shall be subject to this proxy.

        (d) The Amendment shall not be filed with the Secretary of State of the State of Delaware until the closing of a Qualifying Financing.

3.      LOCKUP AGREEMENT.

        (a) Stockholder hereby agrees that, except as permitted under subsection (b) of this Section 3, during the Restricted Period, as defined herein, Stockholder will not:

        (i)     Sell any securities of the Corporation or Holding Company.

        (ii) Transfer, assign or otherwise dispose of any securities of the Corporation or Holding Company.

        (iii) Pledge, hypothecate or otherwise create a lien on any securities of the Corporation or the Holding Company.

        (iv) Loan to any person or entity any securities of the Corporation or Holding Company.

        (v)     Sell short any securities of the Corporation or Holding Company.

        (vi) Acquire a put option or grant a call option with respect to any securities of the Corporation or Holding Company.

        (vii) Enter into any agreement concerning any of the foregoing transactions, or otherwise facilitate any other person conducting any of the foregoing transactions.

        (b) For purposes of this Section 3, Holding Company shall mean any company whose stock is publicly traded (i) with which the Corporation merges or consolidates or (ii) of which the Corporation or its successor becomes a subsidiary. For purposes of this Section 3, the Restricted Period shall mean the period beginning on the Effective Time and ending on September 30, 2006.


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Commencing October 1, 2005, Stockholder may sell, during any calendar month until the end of the Restricted Period, up to eight and one half percent (8.5%) of the shares of the Corporation owned by Stockholder as of the Effective Time or any shares of Holding Company issued in respect of such shares owned as of the Effective Time. The Board of Directors of the Corporation or Holding Company may terminate the Restricted Period or allow Stockholder to take a prohibited action prior to termination of the Restricted Period with respect to some or all of the securities owned by the Stockholder, if the Board provides all other stockholders of the Corporation or Holding Company who have the same Restricted Period with the same termination or waiver at the same time and to the same extent as for Stockholder.

        (c) Notwithstanding the foregoing, provided the transferee first signs a Lockup Agreement on substantially the terms set forth in this Section 3 and reasonably acceptable to the Corporation or Holding Company, Stockholder may transfer securities of the Corporation or Holding Company without payment or other consideration: (i) if Stockholder is an individual, to any family member,
(ii) if Stockholder is a corporation, to any direct or indirect parent or subsidiary or any shareholder of Stockholder, (iii) if Stockholder is a partnership, to any partner of Stockholder, (iv) if Stockholder is a limited liability company, to any member of Stockholder, and (v) if Stockholder is a trust, to any beneficiary of such trust.

        (d) Stockholder further agrees that before and after termination of the Restricted Period, Stockholder will comply with all securities laws, rules and regulations when purchasing or reselling securities of the Corporation or Holding Company, including, without limitation, those prohibiting sales and purchases of securities while in possession of material nonpublic information.

        (e) The securities of Stockholder shall have a legend in form and substance acceptable to the Corporation and Holding Company referring to the restrictions of this Agreement and the Corporation or Holding Company may instruct the transfer agent of the Corporation Holding Company to stop any transfer of any securities in violation of this Agreement and may take any other action required to avoid violation of this Agreement, including, without limitation, obtaining an injunction.

        (f) Unless the Corporation obtains lock-up agreements at least as restrictive as the provisions of this Section 3 from each of the following groups of securities holders of the Corporation, which agreements cover all securities of the Corporation owned by such persons immediately after the Effective Time of the Reorganization (including options to acquire such securities), the provisions of this Section 3 shall be of no force or effect:
(i) holders of 80% of the shares of Common Stock issued in the Reorganization to persons who own Series A Preferred Stock immediately prior to the Effective Time of the Reorganization and do not elect Alternative #2, (ii) Michael Nouri (including any of his affiliates), (iii) each person who is an employee of the Corporation as of the Effective Time of the Reorganization, (iv) holders of 80% of the shares of Common Stock of the Corporation outstanding immediately following the Effective Time of the Reorganization, not including shares issued in a Qualifying Financing or shares of Common Stock issued in the Reorganization to holders of Series A Preferred Stock, and (v) holders of options (but not warrants) to purchase 75% of the shares of Common Stock issuable upon exercise of all options outstanding immediately following the Effective Time of the Reorganization.

        The percentage of shares of capital stock of the Corporation owned by Stockholder that is subject to the provisions of this Section 3 shall be the percentage obtained by dividing (i) the aggregate number of shares of Common Stock outstanding immediately after the Effective Time of


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the Reorganization (not including shares issued in the Qualifying Financing), plus the number of shares of Common Stock issuable upon exercise of stock options outstanding immediately after the Effective Time of the Reorganization (not including any options issued in connection with the Qualifying Financing) in each case owned by people who sign lockup agreements with provisions at least as restrictive as this Section 3 by (ii) the aggregate number of shares of Common Stock outstanding immediately after the Effective Time of the Reorganization (not including shares issued in the Qualifying Financing), plus the number of shares of Common Stock issuable upon exercise of stock options outstanding immediately after the Effective Time of the Reorganization (not including any options issued in connection with the Qualifying Financing).

4.      RELEASES.

        (a) In consideration of the release provided in subsection (b) below, Stockholder, for himself/herself/itself and for each of Stockholder's directors, officers, employees, agents, attorneys, legal successors and assigns, hereby absolutely, unconditionally and irrevocably releases and forever discharges the Corporation and its directors, officers, employees, agents, attorneys, legal successors and assigns, individually and jointly, from any and all causes of actions, suits, promises, representations, contracts, obligations, claims, counterclaims, defenses, demands, debts, accounts, reckonings, obligations, costs, rights of set off, demands or liabilities whatsoever, in law or equity, whether the same or whether the facts on which the same may be based are now known or unknown, suspected or unsuspected, which he/she/it, has, may have, has ever had, or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever occurring through the date of this Agreement arising out of Stockholder's purchase or ownership of any securities of the Corporation (collectively, "LIABILITIES").

        (b) In consideration of the release provided in subsection (a) above, the Corporation hereby absolutely, unconditionally and irrevocably releases and forever discharges Stockholder and, as applicable, its directors, officers, employees, agents, attorneys, legal successors and assigns, individually and jointly, from any and all causes of actions, suits, promises, representations, contracts, obligations, claims, counterclaims, defenses, demands, debts, accounts, reckonings, obligations, costs, rights of set off, demands or liabilities whatsoever, in law or equity, whether the same or whether the facts on which the same may be based are now known or unknown, suspected or unsuspected, which he/she/it, has, may have, has ever had, or hereafter can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever occurring through the date of this Agreement arising out of Stockholder's purchase or ownership of any securities of the Corporation (collectively, "LIABILITIES").

        (c) It is the parties' intention in executing this Agreement and in giving and receiving the consideration called for by this Agreement that this Agreement shall be effective as a full and final accord and satisfaction and release of all Liabilities released under subsections (a) or (b) (the "RELEASED LIABILITIES"). Each party acknowledges that it is aware that it or its attorneys or its accountants may hereafter discover Liabilities or facts in addition to or different from those which it now knows or believes to exist with respect to the Released Liabilities, but that it is its intention hereby to fully, finally, and forever settle and release all disputes and differences with respect to the Released Liabilities. In furtherance of this intention, the releases hereby given shall be and remain in effect as a full and complete release notwithstanding the discovery or existence of any such additional or different Liability or fact.


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

        (d) The above releases shall not be effective for any claims arising from a breach of this Agreement, for any claims relating to fraud or for any claims relating to any untrue statement of a material fact or any failure to disclose a material fact necessary in order to make the statements made with respect to the transactions contemplated by this Agreement, in light of the circumstances under which they were made, not misleading. Nothing contained herein shall be construed to supercede or amend the terms of any confidentiality, noncompetitive or similar agreement between Stockholder and the Corporation.

5. TERMINATION OF EXISTING AGREEMENTS. Stockholder and the Corporation hereby agree to terminate the Stock Rights Agreement dated as of August 10, 1999, as amended to date, and the Amended and Restated Stockholders' Agreement, dated as of August 6, 1999, as amended to date. Termination shall be effective upon the Effective Time.

6. TERMINATION OF THIS AGREEMENT. The Corporation agrees not to file the Amendment with the Secretary of State of the State of Delaware, unless the Corporation has closed a Qualifying Financing. This Agreement may be terminated by either Stockholder or the Corporation, if the Effective Time does not occur on or before April 30, 2004. Upon termination neither Stockholder nor the Corporation shall have any liability to the other arising out of the Agreement. Termination shall be effective upon receipt of written notice of termination provided by Stockholders to the principal office of the Corporation or by the Corporation to the address of Stockholder set forth below the signature of Stockholder.

7.      This Agreement shall be subject to the laws of the State of Delaware.

8.      This Agreement may be executed in one or more counterparts.

9. The Corporation may assign this Agreement to any successor to substantially all of its business.

            [The remainder of the page is intentionally left blank.]


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.


                                     SMART ONLINE, INC.

                                     By: _______________________________________
                                         Michael Nouri, Chief Executive Officer

                                     STOCKHOLDER:

                                     ___________________________________________
                                     Print Name_________________________________
                                     Address____________________________________


        ______________ Number Shares of Series A Convertible Preferred Stock of Stockholder Subject to this Agreement. These shares are subject to Alternative #1 of the Reorganization.


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

                                   SCHEDULE A

                           CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                               SMART ONLINE, INC.
            (PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE)

        IT IS HEREBY CERTIFIED THAT:

        1. The name of the corporation is Smart Online, Inc. (the "Corporation"). The Certificate of Incorporation was originally filed on August 10, 1993 under the name American Institute for Financial Research, Inc.

        2. The Board of Directors of the Corporation duly adopted a resolution proposing and declaring it advisable that Article IVC4(b) of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

                (b) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock immediately upon, and contemporaneously with, (i) the closing of the sale of the Corporation's Common Stock in a public offering registered under the Securities Act of 1933, as amended (the "Act"), other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation (a "Qualified Public Offering"), or (ii) the vote or written consent of 80 percent of the issued and outstanding shares of Series A Preferred Stock

        3. This amendment to the Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

        4. This amendment to the Certificate of Incorporation shall be effective on and as of the date of filing of this Certificate of Amendment with the Office of the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name by its President on this the ___ day of _____________, 2004, and the statements contained herein are affirmed as true under penalties of perjury.

                                          SMART ONLINE, INC.

                                          By:_________________________________
                                             D. Michael Nouri, President


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